Exhibit 99.1

Magellan Announces Appointment of New CFO

DENVER, June 11, 2015 /Marketwired/ -- Magellan Petroleum Corporation (NASDAQ:MPET) ("Magellan" or the "Company") today announced that its Board has appointed Antoine J. Lafargue as the Company’s new Senior Vice President - Chief Financial Officer, Treasurer, and Corporate Secretary effective June 19, 2015, which is the effective date of the previously reported resignation of Matthew R. Ciardiello as Vice President - Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Lafargue has served as the Company’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer since October 2014, and he previously served as the Company’s Vice President - Chief Financial Officer and Treasurer from August 2010 to October 2014.

J. Thomas Wilson, President and CEO of the Company, stated: "Matt wanted to develop his career in a different industry and at a company backed by private equity investors, with which he had prior experience. Matt has been a valuable member of our team and we wish him well in his new endeavor. While we are collecting the results of the CO2 project at Poplar, we will rely on the Company’s existing resources to execute our current strategy. I know that Antoine will transition seamlessly back into the role of CFO, a position he has held previously with Magellan.”

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Statements in this press release, including forecasts or projections that are not historical in nature, are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "anticipate", "assume", "believe", "budget", "estimate", "evaluate", "expect", "forecast", "intend", "should", "initial", "plan", "project", and similar expressions are intended to identify forward-looking statements. These statements about the Company may relate to its businesses and prospects, planned capital projects and expenditures, increases or decreases in oil and gas production and reserves, estimates regarding resource potential, revenues, expenses and operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are the following: the growth potential of our Company and its various projects; the future share price of the Company’s common stock; the uncertainties associated with our planned CO2-EOR program at Poplar, including uncertainties about the technical and economic viability of CO2-EOR techniques at Poplar; the uncertain nature of the anticipated value and underlying prospects of our UK acreage position; and other matters discussed in the "Risk Factors" section of the Company's most recent Annual Report on Form 10K. Any forward-looking information provided in this release should be considered with these factors in mind. The Company assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of new information, future events, or otherwise, except as required by securities law.

ABOUT MAGELLAN
Magellan Petroleum Corporation is an independent oil and gas exploration and production company focused on the development of CO2-EOR projects in the Rocky Mountain region. Historically active internationally, Magellan also owns significant exploration acreage in the Weald Basin, onshore UK, and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, which the Company currently plans to farmout. Our strategy is to enhance shareholder value by maximizing the value of our CO2-EOR business and our international projects. We are committed to efficiently investing financial, technical, and management capital in our projects in order to achieve the greatest risk-adjusted value and returns for our shareholders. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Antoine Lafargue
Senior Vice President - CFO, Treasurer, and Corporate Secretary
720.484.2404
IR@magellanpetroleum.com